FOR IMMEDIATE RELEASE

Stamford Industrial Group Provides Business Outlook Update

• Anticipates 2007 Revenue Growth of 30%

• Announces Intent to Seek Stockholder Approval for Reverse Stock Split In Connection with AMEX Listing

• Amends Rights Agreement to Protect NOL’s

Stamford, CT, February 11, 2008 —Stamford Industrial Group, Inc. (OTC:STMF.PK, “SIG” or the “Company” ) - today provided an update on its business outlook.

Business Outlook Update

Al Weggeman, President and CEO of SIG, commented, “In our first full year of ownership of Concord Steel, we are pleased with the operational transition that has taken place and the financial results the business delivered. We believe the significant amount of time and capital invested into the business during 2007 positions us for future growth and profitability. We continue to make progress with respect to revenue growth, focusing on cost reductions, and ramping up our new manufacturing facility in Essington, PA. On an unaudited basis for the year 2007 we anticipate revenue growth from 2006 of 30% or total annual 2007 revenue of approximately $110 million, and a corresponding gross margin in the 16-17% range.”

Mr. Weggeman continued, “Based on our current outlook, we expect that the first quarter of 2008 will continue to reflect revenue growth for the business. We expect our full year 2008 revenue growth to be approximately 5%. As we continue to increase the utilization of our Essington manufacturing facility, implement cost reduction initiatives, and reduce capital expenditures to more normalized levels, we expect to improve our cash flow generation. We anticipate using this expected free cash flow to pay down debt and to allow us to capitalize on acquisition opportunities in this economy.”

Mr. Weggeman concluded, “While our audited 2007 results will not be announced until on or about March 14, 2008, we anticipate that our full year 2007 diluted earnings per share will be approximately $0.03 - $0.05 and diluted earnings per share before non-cash expenses will be approximately $0.13 to $0.15 per share, which excludes non-cash expense items of approximately $4.8 million or $0.10 per share. We expect to host an investor conference call following our earnings release planned for mid March.”

Below is a reconciliation of our anticipated 2007 diluted earnings per share to the 2007 diluted earnings per share before non-cash expenses.

Reconciliation of GAAP EPS to Non-GAAP EPS
For The Twelve Months Ended December 31, 2007
(unaudited)

(per share Diluted)
2007 Net income / Diluted EPS	$0.03 - $ 0.05

Deferred stock compensation expense	$0.06
Depreciation and amortization expense	0.03
NOL tax use	—
Related party stock fee	0.01
Total non-cash expenses:	$0.10

2007 Net income / Diluted EPS before non-cash expenses	$0.13 - $ 0.15

Proposed Reverse Stock Split

SIG also announced today that it intends to seek stockholder approval for a reverse stock split of the Company’s common stock. The primary objective of the reverse stock split is to attempt to raise the per share trading price of its common stock in an effort to obtain a listing on The American Stock Exchange (“AMEX”) and to adjust the capital structure of the Company so that it is more suitable for the Company's size and value. To obtain a listing under the criteria for which the Company seeks to qualify, AMEX requires, among other things, that the Company’s common stock have a minimum bid price of $2.00 per share.  On February 8th, 2008, the closing price for the Company's common stock, as reported on the OTC Pink Sheets Electronic Quotation Service, was $1.27.  Mr. Weggeman said, “We believe that listing our stock on a nationally recognized exchange is a natural step in SIG’s evolution. Additionally, we believe that the combination of the new share price and the listing on a national exchange may also enable investing for certain institutional investors and investment funds that are currently prevented from investing in our stock.”

In accordance with the terms of the Company’s certificate of incorporation, the proposed reverse stock split will require the approval of at least 75% of the Company’s outstanding and issued common stock. The Company expects to hold a special meeting of stockholders to approve the proposed reverse stock split in the first half of 2008.

There can be no assurance that the reverse split will have the effect of increasing the Company’s per share stock price to the minimum levels required by AMEX, or that the Company will be able to achieve the listing of its common stock on AMEX.  Furthermore, there can be no assurance that SIG will receive the stockholder vote necessary to approve the proposed reverse stock split or that the Company will be able to hold a special meeting of stockholders in the first half of 2008.

Amendment to Rights Agreement

SIG also announced today that its Board of Directors has approved an amendment to its Rights Agreement (originally adopted in 2001) in order to protect the value of the Company’s existing net operating loss carry-forwards (NOL’s).

The amendment decreases the trigger threshold to 4.99%, from 15%, as the amount of the Company’s outstanding common stock that a person must beneficially own before being deemed to be an “Acquiring Person” under the Rights Agreement. Stockholders who own 4.9% or more of the Company’s outstanding common stock as of the effective date of the amendment will not trigger the Rights Agreement so long as they do not subsequently increase their ownership of the Company’s common stock.

The Board determined that this amendment would be in the best interests of the Company and its stockholders, because it will assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986 as amended. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOL’s for federal income tax purposes. However, there is no guaranty that the objective of preserving the value of the NOL’s will be achieved. There is a possibility that certain stock transactions may be completed by stockholders or prospective stockholders that could trigger a “change of ownership,” and there are other limitations on the use of NOL’s set forth in the Internal Revenue Code.

Additional information on the amendment to the Rights Agreement will be contained in a Report on Form 8-K to be filed by the Company shortly with the Securities and Exchange Commission, including copies of this press release and the amendment to the Rights Agreement. In addition, an amended Form 8A/A will shortly be filed with the Securities and Exchange Commission by the Company.

About Stamford Industrial Group, Inc.

Stamford Industrial Group, Inc. is working to build a diversified global industrial manufacturing group through organic and acquisition growth initiatives that will complement and diversify existing business lines. Concord Steel, Inc., a wholly owned subsidiary of Stamford Industrial Group, acquired in October 2006, is a leading independent manufacturer of steel counter-weights and structural weldments that are incorporated into a variety of industrial equipment, including aerial work platforms, cranes, elevators and material handling equipment.

Additional information about Stamford Industrial Group, Inc. can be found at http://www.Stamfordig.com.

Forward-looking Statements

This press release includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at http://www.stamfordig.com or the Securities and Exchange Commission’s web site at http://www.sec.gov.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., EPS before non-cash expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

For more information, contact:
Albert W. Weggeman, CEO and President
(203) 428-2200
AWeggeman@Stamfordig.com

Jonathan LaBarre, CFO
(203) 428-2200
JLaBarre@Stamfordig.com